UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                           Filed by the Registrant [ ]

                 Filed by a Party other than the Registrant [x]

Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[x]     Soliciting Material Under Rule 14a-12

                       ALLIANCE SEMICONDUCTOR CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                  BRYANT RILEY
               (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER
                              THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[x]      No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        (1)     Title of each class of securities to which transaction applies:
        (2)     Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        (4)     Proposed maximum aggregate value of transaction:
        (5)     Total fee paid:

[ ]     Fee paid previously with preliminary materials:

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1)     Amount Previously Paid:
        (2)     Form, Schedule or Registration Statement No.:
        (3)     Filing Party:
        (4)     Date Filed:


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                                                 [LOGO MACKENZIE PARTNERS, INC.]
                                         105 Madison Avenue, New York, NY, 10016
Tel: 212-929-5500 Fax: 212-929-0308

Email: dsullivan@mackenziepartners.com

NEWS RELEASE

Contacts

         B. Riley & Co.
         Bryant Riley
         310-966-1444

         MacKenzie Partners, Inc.
         Dan Sullivan
         800-322-2885

         FOR IMMEDIATE RELEASE:
         ---------------------

           INDEPENDENT SHAREHOLDER CALLS FOR NEW BOARD OF DIRECTORS OF
                       ALLIANCE SEMICONDUCTOR CORPORATION

         Los Angeles, Calif.-- August 15, 2005-- B. Riley & Co. and its affiliates, reiterate their call for a new board of directors of Alliance Semiconductor Corporation (Nasdaq: ALSC) following the Company's 20th straight quarter of operating losses.

         Bryant Riley, [chairman] of B. Riley & Co. "We stated our intentions of nominating an opposing slate of experienced and independent nominees in a letter to the Company dated June 27, 2005. We have communicated with the company on several occasions and requested a meeting to discuss the company's future. As a major shareholder we are disappointed that they refused to meet with us.

         Alliance has significant investment assets, which we believe the company's board and management are systematically liquidating to fund core business operations that have not been profitable in over 5 years. Although it is our sincere wish to hold productive conversations with the Special Committee, we will be filing our proxy statement shortly. It is our hope that Alliance's board listens to shareholder's concerns.

         B. Riley & Co. has retained MacKenzie Partners, Inc. to solicit proxies in opposition to managements' slate of directors at the Alliance Semiconductor Corporation, Annual Meeting scheduled for October 22, 2005.

                                     -MORE-

         INVESTOR NOTICES

         B. Riley & Co., Inc. ("Riley & Co.") will file a proxy statement regarding the election of directors of Alliance Semiconductor Corporation (the "Company") at the Company's upcoming annual meeting of stockholders. INVESTORS AND STOCKHOLDERS ARE ARE URGED TO READ THIS PROXY STATEMENT AND RELATED MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND NOMINEES FOR THE ELECTION OF DIRECTORS. A proxy statement will be sent to stockholders of the Company seeking their approval of a slate of directors nominated by Riley & Co. and its affiliates. Investors and stockholders may obtain a free copy of the definitive proxy statement (when available) and other related materials filed by Riley & Co. with the SEC at the SEC's website at www.sec.gov.

         The following may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company's stockholders in connection with the upcoming election of the Company's Board of Directors: B. Riley & Co., Inc.; the officers and directors of B. Riley & Co., Inc.; the individuals nominated by B. Riley & Co., Inc. for director, namely Bryant R. Riley, Alan B. Howe, Bob D'Agnostino, J. Michael Gullard and C.N. Reddy; and the following affiliates of B. Riley & Co., Inc., which also own shares of the Company: B. Riley & Co. Holdings, LLC, SACC Partners LP, Riley Investment Management LLC and B. Riley & Co. Retirement Trust. Information regarding the interests of B. Riley & Co., Inc. and its affiliates which also own shares of the Company may be found in filings with the SEC on Schedule 13D, as amended. Information regarding the interests of C.N. Reddy, who is currently a director and executive vice president of the Company, may be found in the Company's proxy statements and annual reports on Form 10-K filed with the SEC. Additional information regarding the interests of the participants named above may be obtained by reading the proxy statement and related materials regarding the upcoming election of directors when they become available.

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